UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported) June 15,
                              2007 (June 8, 2007)

                      MODERN MEDICAL MODALITIES CORPORATION
             (Exact name of registrant as specified in its charter)

           New Jersey                                     22-3059258
(State or other jurisdiction of                         (I.R.S.Employer
 incorporation or organization)                     Identification Number)

                               439 Chestnut Street
                             Union, New Jersey 07083
               (Address of principal executive offices, Zip code)

                                  908-687-8840
              (Registrant's telephone number, including area code)

                                 Not Applicable

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02. Unregistered Sales of Equity Securities

      On June 8, 2007, Modern Medical Modalities Corporation (the "Company") entered into an agreement to sell an aggregate of 770,000 shares of its common stock to two accredited investor in exchange for gross proceeds of $500,500. The securities were subsequently paid for and purchased on June 11, 2007. In connection with the sale of the shares, the Company also issued an aggregate of 462,000 warrants to the purchasers of its common stock. The warrants are exercisable for a period of five years from the date of issuance at an exercise price of $0.85 per share. The securities were sold pursuant to Section 4(2) of the Securities Act of 1933, as amended. There were no commissions paid in connection with the sale of the securities. The gross proceeds from the sale of the securities will be used for working capital and general corporate purposes.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Modern Medical Modalities Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MODERN MEDICAL MODALITIES CORPORATION

Date: June 15, 2007           /s/ Baruh Hayut
                              ---------------
                              Baruh Hayut, Chairman and Chief Executive Officer